                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 5, 2000





                              APPLIED POWER INC.
                              ------------------
            (Exact name of Registrant as specified in its charter)



       Wisconsin                    1-11288                    39-0168610
       ---------                    -------                    ----------
(State of Incorporation)     (Commission File No.)     (I.R.S. Employer Id. No.)




                   N22 W23685 Ridgeview Parkway West
                    Waukesha, Wisconsin 53188-1013
          Mailing Address: P.O. Box 325, Milwaukee, Wisconsin   53201
                (Address of principal executive offices)      (Zip code)

                                (262) 523-7600
                                --------------
             (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Business
------------------------------------------------

OVERVIEW

On June 30, 2000, Applied Power Inc. (the "Company") completed the sale of all outstanding capital stock of Barry Wright Corporation. Barry Wright Corporation, comprised of the Barry Controls Aerospace and Barry Controls Defense and Industrial divisions, and its UK subsidiary Barry Controls Ltd., were sold to Hutchinson S.A., a subsidiary of the TotalFinaElf Group, a French based multi-national corporation. The sales price was $157.5 million in cash, with the proceeds being used to reduce the debt of Applied Power Inc.

The divisions of Barry Wright Corporation that were sold specialized in vibration isolation products that are sold to a diverse mix of end markets, primarily the aerospace, defense and industrial markets. Net sales and net earnings attributable to the divested Barry Wright Corporation amounted to 7% and 12%, respectively, of total Applied Power Inc. net sales and net earnings during the fiscal year ended August 31, 1999.

This disposition was effected to reduce debt and more strategically focus the remaining industrial businesses of the Company, which will operate as Actuant Corporation following the spin-off of Applied Power Inc.'s Electronics business. The spin-off of the Electronics segment is expected to be complete by the end of August 2000.

A copy of the Stock Purchase Agreement is filed as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the Sock Purchase Agreement.


Item 7.   Financial Statements and Exhibits.
-------------------------------------------

(a)  Pro Forma Financial Information
     -------------------------------

     The following unaudited pro forma Condensed Consolidated financial statements are filed with this report:

         Unaudited Pro Forma Condensed Consolidated Statements of Earnings of Applied Power Inc. for the year ended August 31, 1999 and the six-month interim period ended February 29, 2000.

         Unaudited Pro Forma Condensed Consolidated Balance Sheet of Applied Power Inc. as of February 29, 2000.

         Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.


(b)  Exhibits Index
     --------------

        Exhibit                           Description
        -------                           -----------

           2.1 Stock Purchase Agreement, dated April 28, 2000, between Hutchinson, S.A. and Applied Power Investment II, Inc. and Applied Power Inc.
          99.1 Applied Power Inc. press release, dated June 30, 2000, announcing the closing of the Barry Wright Corporation sale.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  APPLIED POWER INC.
                                                  ------------------
                                                  (Registrant)


Date:  July 5, 2000                               By: /s/ Richard D. Carroll
                                                      ----------------------
                                                  Richard D. Carroll
                                                  Vice President - Finance

                                                  (Acting Principal Financial
                                                  and Accounting Officer and
                                                  duly authorized to sign on
                                                  behalf of the registrant)

        APPLIED POWER INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

The following unaudited pro forma financial statements of Applied Power Inc. (the "Company") give effect to the sale of capital stock of Barry Wright Corporation. The statements reflect the application of the after tax proceeds of the sale transaction as described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The amounts are estimates and subject to further closing adjustments which are expected to be insignificant. The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based on the Company's historical financial statements.

The following unaudited pro forma condensed consolidated balance sheet as of February 29, 2000 gives effect to the transaction as though it had been completed on that date. The unaudited pro forma condensed consolidated statements of earnings for the year ended August 31, 1999, and the six-month interim period ended February 29, 2000 give effect to the transaction as though it had occurred at the beginning of the earliest period presented. See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements for the assumptions used in the statements presented.

The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements as filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended August 31, 1999, and the Company's unaudited financial statements included in its Quarterly Reports on Form 10-Q for the periods ended November 30, 1999 and February 29, 2000.

                              Applied Power Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Earnings
                 (Dollars in thousands, except per share data)

                                                                      Six Months Ended February 29, 2000
                                                            -------------------------------------------------------
                                                                                 Pro Forma                Pro
                                                             Historical         Adjustments              Forma
                                                            ------------     ----------------        -------------
Net sales                                                      $ 923,344            $ (60,539) (1)       $ 862,805
Cost of products sold                                            645,836              (37,294) (1)         608,542
                                                            ------------     ----------------        -------------
       Gross profit                                              277,508              (23,245)             254,263

Engineering, selling and administrative expenses                 156,741              (11,418) (1)         145,323
Amortization of intangible assets                                 15,798                 (547) (1)          15,251
Contract termination recovery                                     (1,446)                   -               (1,446)
Corporate reorganization expenses                                  3,487                    -                3,487
                                                            ------------     ----------------        -------------
       Operating earnings                                        102,928              (11,280)              91,648

Other expense (income)
      Net financing costs                                         28,360               (6,103) (2)          22,257
      Other - net                                                    701                  (52) (1)             649
                                                            ------------     ----------------        -------------

Earnings before income tax expense                                73,867               (5,125)              68,742

Income tax expense                                                27,560               (2,355) (3)          25,205
                                                            ------------     ----------------        -------------

Net earnings before extraordinary item                            46,307               (2,770)              43,537

Extraordinary loss on early retirement of debt,
      net of income tax benefit of $1,250                         (2,083)                   -               (2,083)
                                                            ------------     ----------------        -------------

Net earnings                                                    $ 44,224            $  (2,770)           $  41,454
                                                            ============     ================        =============

Basic earnings per share:
Earnings per share before extraordinary item                    $   1.18                                 $    1.11
Extraordinary loss on early retirement of debt,
      net of income tax benefit                                    (0.05)                                    (0.05)
                                                            ------------                             -------------

Earnings per share                                              $   1.13                                 $    1.06
                                                            ============                             =============
Weighted average common
      shares outstanding (000's)                                  39,023                                    39,023
                                                            ============                             =============

Diluted earnings per share:
Earnings per share before extraordinary item                    $   1.15                                 $    1.08
Extraordinary loss on early retirement of debt,
      net of income tax benefit                                    (0.05)                                    (0.05)
                                                            ------------                             -------------

Earnings per share                                              $   1.10                                 $    1.03
                                                            ============                             =============
Weighted average common and equivalent
      shares outstanding (000's)                                  40,343                                    40,343
                                                            ============                             =============

        The accompanying notes are an integral part of these pro forma financial statements

                              Applied Power Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Earnings
                 (Dollars in thousands, except per share data)

                                                                           Year Ended August 31, 1999
                                                              -----------------------------------------------------
                                                                                  Pro Forma              Pro
                                                               Historical        Adjustments            Forma
                                                              ------------     --------------       --------------
Net sales                                                       $1,751,042         $ (117,668) (1)      $1,633,374
Cost of products sold                                            1,206,605            (67,253) (1)       1,139,352
                                                              ------------     --------------       --------------
       Gross profit                                                544,437            (50,415)             494,022

Engineering, selling and administrative expenses                   317,286            (22,004) (1)         295,282
Amortization of intangible assets                                   29,624               (988) (1)          28,636
Contract termination costs                                           7,824                  -                7,824
                                                              ------------     --------------       --------------
       Operating earnings                                          189,703            (27,423)             162,280

Other expense (income)
      Net financing costs                                           63,888            (12,206) (2)          51,682
      Other - net                                                     (936)                67  (1)            (869)
                                                              ------------     --------------       --------------

Earnings before income tax expense                                 126,751            (15,284)             111,467

Income tax expense                                                  47,354             (6,724) (3)          40,630
                                                              ------------     --------------       --------------

Net earnings                                                    $   79,397         $   (8,560)          $   70,837
                                                              ============     ==============       ==============

Basic earnings per share:
Earnings per share                                              $     2.04                              $     1.82
                                                              ============                          ==============
Weighted average common
      shares outstanding (000's)                                    38,825                                  38,825
                                                              ============                          ==============

Diluted earnings per share:
Earnings per share                                              $     1.98                              $     1.76
                                                              ============                          ==============
Weighted average common and equivalent
      shares outstanding (000's)                                    40,200                                  40,200
                                                              ============                          ==============

        The accompanying notes are an integral part of these pro forma financial statements

                              Applied Power Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            (Dollars in Thousands)

                                                                                     February 29, 2000
                                                                -------------------------------------------------------------
                                                                                         Pro Forma                Pro
                                                                   Historical           Adjustments              Forma
                                                                ----------------     -----------------      ---------------
ASSETS
------
Current assets
     Cash and cash equivalents                                       $     7,510          $         -           $     7,510
     Accounts receivable, net                                            168,994              (23,068) (4)          145,926
     Inventories, net                                                    230,414              (21,780) (4)          208,634
     Prepaid expenses and deferred income taxes                           33,972                 (993) (4)           32,979
                                                                ----------------     ----------------       ---------------
             Total current assets                                        440,890              (45,841)              395,049

Property, plant and equipment, net                                       267,491              (15,693) (4)          251,798
Goodwill and other intangibles, net                                      878,872              (28,879) (4)          849,993
Other assets                                                              51,768                   (3) (4)           51,765
                                                                ----------------     ----------------       ---------------
             Total assets                                            $ 1,639,021          $   (90,416)          $ 1,548,605
                                                                ================     ================       ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities
     Short-term borrowings                                           $     2,383          $         -           $     2,383
     Trade accounts payable                                              155,727              (10,157) (4)          145,570
     Accrued compensation and benefits                                    44,601               (2,741) (4)           41,860
     Income taxes payable                                                 39,139                    -                39,139
     Other current liabilities                                            67,594                 (531) (4)           67,063
                                                                ----------------     ----------------       ---------------
             Total current liabilities                                   309,444              (13,429)              296,015

Long-term debt                                                           792,953             (157,500) (5)          635,453
Deferred income taxes                                                     16,641                    -                16,641
Other deferred liabilities                                                60,092                 (147) (4)           59,945

Shareholders' equity
     Class A common stock                                                  7,817                    -                 7,817
     Additional paid-in capital                                           13,971                    -                13,971
     Accumulated other comprehensive income                              (17,813                    -               (17,813)
     Retained earnings                                                   455,916               80,660  (4)          536,576
                                                                ----------------     ----------------       ---------------
             Total Shareholders' Equity                                  459,891               80,660               540,551
                                                                ----------------     ----------------       ---------------
             Total Liabilities and Shareholders' Equity              $ 1,639,021          $  (90,416)           $ 1,548,605
                                                                ================     ================       ===============

        The accompanying notes are an integral part of these pro forma financial statements

 Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) The pro forma adjustments for the year ended August 31, 1999, and the six-months ended February 29, 2000 reflect the historical operating results of the divested Barry Wright Corporation, which was sold June 30, 2000.

(2) The pro forma adjustment to net financing costs for the year ended August 31, 1999, and the six-months ended February 29, 2000 reflects the impact of proceeds from the sale of the Barry Wright Corporation being used to reduce debt, and lower financing costs associated with the reduced debt levels. An effective interest rate of 7.75% was used in calculating the pro forma adjustment to net financing costs. The effective interest rate used is Applied Power Inc.'s average effective borrowing rate on all of its interest bearing obligations.

(3) The pro forma income tax expense adjustment for the year ended August 31, 1999, and the six-months ended February 29, 2000 reflects the elimination of the Barry Wright Corporation historical income tax expense and Applied Power Inc.'s increased income tax expense related to the decrease in net financing costs. Pro forma income tax expense for the periods presented is as follows (in millions):

                                                        February      August
                                                        29, 2000     31, 1999
                                                        --------     --------

        Barry Wright Corporation income tax expense     $ (4,491)    $(10,996)

        Income tax expense associated with increased
        pre-tax income resulting from reduced
        financing costs                                    2,136        4,272
                                                        --------     --------

        Pro forma income tax expense adjustment         $ (2,355)    $ (6,724)
                                                        ========     ========


(4) The pro forma adjustment reflects the financial position as of February 29, 2000 of the divested Barry Wright Corporation, which was sold June 30, 2000, net of the estimated liabilities retained by Applied Power Inc.

(5) The pro forma adjustment represents the net of tax cash proceeds of the sale of Barry Wright Corporation. Immediately following the closing and receipt of the proceeds, Applied Power Inc. used those proceeds to reduce long-term debt.